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                                                                     EXHIBIT 5.1

                                October 5, 1999

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674

Re: Merger of Transition Sub Inc., a wholly owned subsidiary of The Dow Chemical Company, with and into Union Carbide Corporation

Ladies and Gentlemen:

     We have acted as special counsel to The Dow Chemical Company, a Delaware corporation ("TDCC"), in connection with the corporate proceedings taken and to be taken relating to the merger of Transition Sub Inc., a wholly owned subsidiary of TDCC, with and into Union Carbide Corporation ("Union Carbide"), with Union Carbide being the surviving corporation (the "Merger"), and conversion of each share of Union Carbide common stock, par value $1.00 per share, issued and outstanding at the effective time of the Merger into 0.537 of a share of TDCC common stock, par value $2.50 per share ("TDCC Common Stock"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") relating to the Merger. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that the TDCC Common Stock has been duly and validly authorized by all necessary action on the part of TDCC and when issued pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 1999, will be validly issued, fully paid and non-assessable by TDCC.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Additional Information--Legal Matters" therein.

                                          Very truly yours,


                                          /s/ Mayer, Brown & Platt
                                          MAYER, BROWN & PLATT